 Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

Peerless Systems Corporation

a Delaware corporation

at

$7.00 NET PER SHARE

Pursuant to the Offer to Purchase dated January 13, 2015

by

Mobius Acquisition Merger Sub, Inc.

a wholly owned subsidiary of

Mobius Acquisition, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE

END OF THE DAY ON FEBRUARY 11, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER

TERMINATED.

January 13, 2015

To Our Clients:

January 13, 2015

Enclosed for your consideration are the Offer to Purchase, dated January 13, 2015 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by Mobius Acquisition Merger Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of Mobius Acquisition, LLC, a Delaware limited liability company (which we refer to as “Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (which we refer to as “Shares”), of Peerless Systems Corporation, a Delaware corporation (which we refer to as “Peerless” or the “Company”), at a purchase price of $7.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $7.00 per Share, net to you in cash, without interest and less any applicable withholding taxes.

2. The Offer is being made for all of the outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 22, 2014 with any amendments or supplements thereto, which we refer to as the “Merger Agreement”), among Parent, Purchaser and Peerless, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into Peerless, and Peerless will be the surviving corporation (which we refer to as the “Merger”).

4. The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on February 11, 2015, unless the Offer is extended by Purchaser (we refer to such date and time, as it may be extended in accordance with the terms of the Merger Agreement, the “Expiration Date”) or earlier terminated. Under the terms of the Merger Agreement, and subject to applicable securities laws, rules and regulations:

•

if, at the initial Expiration Date or any later then-scheduled Expiration Date, any condition to the Offer (other than the condition that the number of shares validly tendered in accordance with the terms of the Offer and not validly withdrawn on or prior to the Expiration Date (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) which, together with any shares then owned by Parent and its subsidiaries, shall equal at least a majority of the outstanding Shares on a fully-diluted basis as of the Expiration Date, which we refer to as the “Minimum Tender Condition”) has not been satisfied or waived, Purchaser must extend the Offer, on one or more occasions, in consecutive increments of up to five (5) business days (or such longer period as the parties may agree) until the condition has been satisfied or waived; and

•

if, at the initial Expiration Date or any later then-scheduled Expiration Date, all conditions to the Offer (other than the Minimum Tender Condition) have been satisfied or waived, Purchaser will extend the Offer in increments of five (5) business days; provided, however, that the maximum number of days that the Offer may be extended pursuant to this sentence is twenty (20) business days unless requested or approved by Peerless;

provided, however, that Purchaser shall not be required to extend the Offer beyond April 30, 2015 and any such extension beyond April 30, 2015 shall be subject to Purchaser’s right to irrevocably and unconditionally terminate the Offer if at the then-scheduled Expiration Date any condition to the Offer has not been satisfied or waived.

Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

5. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender directly to Continental Stock Transfer & Trust (which we refer to as the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

7. After careful consideration, the Company’s board of directors has, among other things, unanimously (i) resolved that the Merger Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and the Company’s stockholders, (ii) approved and adopted the Merger Agreement (including the plan of merger described therein), (iii) resolved that the plan of merger contained in the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are adopted and approved and declared advisable under the DGCL and the certificate of incorporation and bylaws of the Company, and (iv) recommended that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date (as defined in the Offer to Purchase).

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Peerless Systems Corporation

a Delaware corporation

at

$7.00 NET PER SHARE

Pursuant to the Offer to Purchase dated January 13, 2015

by

Mobius Acquisition Merger Sub, Inc.

a wholly owned subsidiary of

Mobius Acquisition, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 13, 2015 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by Mobius Acquisition Merger Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary Mobius Acquisition, LLC, a Delaware limited liability company (which we refer to as “Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (which we refer to as “Shares”), of Peerless Systems Corporation, a Delaware corporation, at a purchase price of $7.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser.

ACCOUNT NUMBER: ______________________________

NUMBER OF SHARES BEING TENDERED HEREBY:  ____________SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:	Signature(s)

Address:	Please Print Names(s)

(Include Zip Code)

Area code and Telephone No.:

Taxpayer Identification or Social Security No.:

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.